Exhibit 99.1

Sow Good Appoints Brendon Fischer as Interim Chief Financial Officer

IRVING, Texas, April 2, 2024 — Sow Good Inc. (OTCQB: SOWG) ("Sow Good" or “the Company”), a trailblazer in the freeze dried candy and treat industry, announced today that Brendon Fischer has been appointed as the Company’s interim chief financial officer (CFO), following the resignation of the Company’s former CFO, Keith Terreri. Fischer’s appointment is effective as of April 2, 2024.

Fischer first joined the Sow Good team in June 2023, bringing over 20 years of leadership experience in financial analysis, shareholder communications, and regulatory compliance with public and private companies. His previous company coverage spans several industries, including food and beverage, consumer, packaging, healthcare, energy, technology, and gaming.

Before joining Sow Good, Fischer served as the chief investment officer, managing director, and chief compliance officer of Fischer Capital Management, an investment advisory firm he founded in 2018. He was previously an assistant investment officer and portfolio manager at Rocky Mountain Advisors, managing a $1.3 billion publicly traded fund formerly known as the Boulder Growth & Income Fund (NYSE: STEW). Prior to these roles, he spent over a decade analyzing and maintaining equity and debt research coverage of public and private companies at H.I.G. WhiteHorse and Ulland Investment Advisors, with an early focus on small cap growth companies.

Fischer holds a Master of Business Administration from the McCombs School of Business at the University of Texas at Austin. He is also an active CFA charterholder and a member of the Dallas Fort Worth CFA Society.

“Brendon has been instrumental as we continue progressing our strategic growth initiatives to meet the robust demand in the freeze dried candy space,” said Sow Good’s Executive Chairman, Ira Goldfarb. “With his existing knowledge of Sow Good’s business model and decades of financial experience, we are confident in his abilities to support us through this transition. We would like to thank Keith for his time at Sow Good and wish him all the best in his future endeavors.”

Forward-Looking Statements

This press release contains forward-looking statements. Statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, expected growth, and future capital expenditures, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements. All information provided in this release is as of the date hereof and we undertake no duty to update this information except as required by law.

About Sow Good Inc.
Sow Good Inc. (OTCQB: SOWG) is a trailblazing U.S.-based freeze dried candy and snack manufacturer dedicated to providing consumers with innovative and explosively flavorful freeze dried treats. Sow Good has harnessed the power of our proprietary freeze drying technology and product-specialized manufacturing facility to transform traditional candy into a novel and exciting everyday confectionaries subcategory that we call freeze dried candy. Sow Good is dedicated to building a company that creates good experiences for our customers and growth for our investors and employees through our core pillars: (i) innovation; (ii) scalability; (iii) manufacturing excellence; (iv) meaningful employment opportunities; and (v) food quality standards. To purchase Sow Good online or learn more, visit www.thisissowgood.com (http://www.thisissowgood.com/) and follow @thisissowgood on TikTok, Instagram, YouTube, and Facebook.

Sow Good Investor Inquiries:
Cody Slach or Jackie Keshner
Gateway Group, Inc.
1-949-574-3860
SOWG@gateway-grp.com

Sow Good Media Inquiries:
Sow Good, Inc.
1-214-623-6055
pr@sowginc.com